UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 19, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Various subsidiaries and affiliates of Kennedy-Wilson Holdings, Inc. (“KW”) are currently under contract to acquire approximately $2.25 billion of real estate-related assets. As is customary, as part of the purchase contracts governing these various transactions, subsidiaries and affiliates of KW have posted deposits of approximately $5 million in escrow. In addition, upon the satisfaction of certain conditions set forth in the purchase contracts, such subsidiaries and affiliates of KW will be required to make two additional deposits of approximately $32 million each.

Although the transactions are anticipated to close in second half of 2011, there can be no assurance that the transactions will close. KW and its affiliates may purchase these assets through unconsolidated joint ventures or on balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Chief Financial Officer

Date: August 19, 2011

2